Exhibit 10.5

NEURODERM LTD.
2014 INCENTIVE COMPENSATION PLAN

NeuroDerm Ltd., an Israeli corporation (the “Company”), has adopted the NeuroDerm Ltd. 2014 Incentive Compensation Plan (the “Plan”) for the benefit of non-employee directors of the Company and officers and eligible employees and consultants of the Company and any Affiliates (as each term is defined below), as follows:

ARTICLE I.
ESTABLISHMENT; PURPOSES; AND DURATION

1.1.                            Establishment of the Plan.  The Company hereby establishes this incentive compensation plan to be known as the “NeuroDerm Ltd. 2014 Incentive Compensation Plan,” as set forth in this document.  The Plan permits the grant of Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share-Based Awards, Dividend Equivalents and Cash-Based Awards.  The Plan shall become effective upon the date of its adoption by the Board (the “Effective Date”). Solely with respect to grants of Incentive Stock Options (as defined in Appendix B), this Plan shall also be subject to shareholders’ approval, within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting or a written consent of shareholders. Failure to obtain such approval by the shareholders within such period shall not in any way derogate from the valid and binding effect of any grant of an Award, except that any Options previously granted under the Plan shall not qualify as Incentive Stock Options but, rather, shall constitute Nonqualified Share Options.  Upon approval of this Plan by the shareholders of the Company as set forth above, all Incentive Stock Options granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date.  Furthermore, the effectiveness of the Plan with respect to Approved 102 Awards (as defined in Appendix B) shall be as described in Appendix B.

1.2.                            Purposes of the Plan.  The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers, employees and consultants of the Company and Affiliates, whose substantial contributions are essential to the continued growth and success of the business of the Company and the Affiliates, in order to strengthen their commitment to the Company and the Affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers, employees and consultants with the interests of the shareholders of the Company.  To accomplish such purposes, the Plan provides that the Company may grant Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share-Based Awards, Dividend Equivalents and Cash-Based Awards.

1.3.                            Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XV, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions.  However, in no event may an Award be granted under the Plan on or after ten (10) years from the Effective Date.

ARTICLE II.
DEFINITIONS

Certain terms used herein have the definitions given to them in the first instance in which they are used.  In addition, for purposes of the Plan, the following terms are defined as set forth below:

2.1.                            “Affiliate” means (i) any Subsidiary; (ii) any Person that directly or indirectly controls, is controlled by or is under common control with the Company; and/or (iii) to the extent provided by the Committee, any Person in which the Company has a significant interest.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

2.2.                            “Applicable Exchange” means the New York Stock Exchange, NASDAQ Stock Market or such other securities exchange as may at the applicable time be the principal market for the Shares.

2.3.                            “Applicable Law” means any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange or trading system on which the Shares are then traded or listed.

2.4.                            “Award” means, individually or collectively, a grant under the Plan of Share Options, Share Appreciation Rights, Restricted Share Awards, Restricted Share Units, Cash-Based Awards, Other Share-Based Awards and Dividend Equivalents.

2.5.                            “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.  Subject to compliance with Applicable Law, the Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.6.                            “Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

2.7.                            “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8.                            “Cash-Based Award” means an Award, whose value is determined by the Committee, granted to a Participant, as described in Article XI.

2.9.                            “Cause” means, unless otherwise provided in an Award Agreement, any of the following: (a) any fraud, embezzlement or felony or similar act by the Participant (whether or not related to Participant’s relationship with the Company or any of its Affiliates); (b) an act of moral turpitude by the Participant, or any act that causes significant injury to the reputation, business, assets, operations or business relationship of the Company or an Affiliate; (c) any breach by the Participant of an agreement between the Company or any Affiliate and the Participant, including, without limitation, breach of confidentiality, non-competition or non-solicitation covenants, or of any duty of the Participant to the Company or any Affiliate thereof; (d) in case of an Employee, performance by an Employee of any act that entitles the Company or an Affiliate (as applicable) to dismiss him without paying him any or partial severance pay in connection with such dismissal under Applicable Law; or (e) any circumstances that constitute grounds for termination for cause as defined under the Participant’s employment, consulting or service agreement with the Company or Affiliate, to the extent applicable.

2.10.                     “Change of Control” means the occurrence of any of the following:

(a)                                 an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company) by any Person of any Voting Securities of the Company, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.10(a), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control;

(b)                                 Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)                                  the consummation of any merger, consolidation, recapitalization or reorganization involving the Company unless:

(i)                                     the shareholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Company

Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation, recapitalization or reorganization; and

(ii)                                  the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of the Company Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Company Surviving Corporation, and

(iii)                               no Person, other than (A) the Company, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by the Company, the Company Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities of the Company, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company Surviving Corporation’s then outstanding Voting Securities (a transaction described in clauses (b)(i) through (b)(iii) above is referred to herein as a “Non-Control Transaction”); or

(d)                                 any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company to any Person (other than (A) a transfer or distribution to a Related Entity, or (B) a transfer or distribution to the Company’s shareholders of the shares of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Company as a result of the acquisition of Voting Securities of the Company by the Company which, by reducing the number of Voting Securities of the Company then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company which in either case increases the percentage of the then outstanding Voting Securities of the Company Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to occur.

Solely for purposes of this Section 2.10, (1) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (2) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.  Any Relative (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose.  None of the Company or any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Shares.

2.11.                     “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

2.12.                     “Company Surviving Corporation” has the meaning provided in Section 2.10(c)(i).

2.13.                     “Consultant” means a consultant, advisor or independent contractor who is a natural person and who performs services for the Company or an Affiliate in a capacity other than as an Employee or Director (or who is a personal services company that is wholly owned by such a service provider, or the equivalent thereof, as determined by the Committee in its discretion).

2.14.                     “Director” means any individual who is a member of the Board of Directors of the Company and/or any Affiliate.

2.15.                     “Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined by a medical doctor satisfactory to the Committee.

2.16.                     “Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the shares of the Affiliate) or a sale of a division of the Company or an Affiliate.

2.17.                     “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article X.

2.18.                     “Effective Date” shall have the meaning ascribed to such term in Section 1.1.

2.19.                     “Employee” means any person designated as an employee of the Company and/or an Affiliate on the payroll records thereof.  An Employee shall not include any individual during any period he or she is classified or treated by the Company or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company and/or an Affiliate during such period.  For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2.19 shall be considered an Employee for purposes of the Plan.

2.20.                     “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.21.                     “Fair Market Value” means, if the Shares are listed on a national securities exchange, as of any given date, the closing price for a Share on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select.  If the Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in good faith.  The foregoing to the contrary notwithstanding, the Fair Market Value of a Share on the IPO Date shall be the price to the public as set forth in the final prospectus filed with the SEC pursuant to Rule 424 under the Securities Act with respect to the IPO.

2.22.                     “Fiscal Year” means the calendar year, or such other consecutive twelve-month period as the Committee may select.

2.23.                     “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article VII.

2.24.                     “Grant Price” means the price established at the time of grant of a SAR pursuant to Article VII, used to determine whether there is any payment due upon exercise of the SAR.

2.25.                     “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

2.26.                     “IPO” means a firm commitment underwritten initial public offering of the Shares under the Securities Act as a result of which the Shares become listed on one or more securities exchanges.

2.27.                     “IPO Date” means the date of the pricing of the IPO.

2.28.                     “New Employer” means, after a Change of Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

2.29.                     “Non-Control Acquisition” means an acquisition (whether by merger, share purchase, asset purchase or otherwise) by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which fifty percent (50%) or more of its total value or total voting power of its Voting Securities or equity interests is owned, directly or indirectly, by the Company (a “Related Entity”); (b) the Company or any Related Entity; (c) any Person in connection with a Non-Control Transaction; or (d) any Person that owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of the Company on the Effective Date.

2.30.                     “Non-Control Transaction” shall have the meaning provided in Section 2.10(c).

2.31.                     “Non-Employee Director” means a Director who is not an Employee.

2.32.                     “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

2.33.                     “Option” or “Share Option” means a Share Option, as described in Article VI.

2.34.                     “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.35.                     “Other Share-Based Award” means an equity-based or equity-related Award described in Section 9.1, granted in accordance with the terms and conditions set forth in Article IX.

2.36.                     “Participant” means any eligible individual as set forth in Article V who holds one or more outstanding Awards.

2.37.                     “Period of Restriction” means the period of time during which Restricted Shares or Restricted Share Units are subject to a substantial risk of forfeiture, or, as applicable, the period of time within which performance is measured for purposes of determining whether such an Award has been earned, and, in the case of Restricted Shares, the transfer of Restricted Shares is limited in some way, in each case in accordance with Article VIII.

2.38.                     “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

2.39.                     “Restricted Shares” means an Award granted to a Participant pursuant to Article VIII.

2.40.                     “Restricted Share Unit” means an Award, whose value is equal to a Share, granted to a Participant pursuant to Article VIII.

2.41.                     “Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

2.42.                     “SEC” means the Securities and Exchange Commission.

2.43.                     “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.44.                     “Share” means an ordinary share, par value NIS 0.01 each (including any new, additional or different shares or securities resulting from any change in corporate capitalization as listed in Section 4.3).

2.45.                     “Share Appreciation Right” or “SAR” means an Award, granted as a Freestanding SAR or in connection with a related Option (a “Tandem SAR”), designated as an SAR, pursuant to the terms of Article VII.

2.46.                     “Subject Person” has the meaning provided in Section 2.10.

2.47.                     “Subplan” means additional incentive compensation plans as may be established by the Board within the parameters and in accordance with the overall terms and provisions of the Plan as may be needed to facilitate local administration of the Plan in any jurisdiction in which the Company or an Affiliate operate in and to conform the Plan to the legal requirements of any such jurisdiction or to allow for favorable tax treatment under any applicable provision of tax law, including, without limitation, Appendix A – Israel, Appendix B – United States, enclosed hereto and other appendices that may be enclosed to this Plan.

2.48.                     “Subsidiary” means any present or future corporation which is or would be a subsidiary of the Company as determined by the Committee.

2.49.                     “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company and/or an Affiliate or with which the Company and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or shares, or reorganization involving the Company or an Affiliate.

2.50.                     “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article VII.

2.51.                     “Termination” means the termination of the applicable Participant’s employment with, or performance of services for, the Company or any Affiliate under any circumstances, including, without limitation, termination by resignation, discharge, death, disability, and retirement. Unless otherwise determined by the Committee, a Termination shall not be considered to have occurred in the case of:  (i) sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Committee; (iv) changes in status from Director to advisory director; (v) transfers between locations of the Company or between or among the Company and/or an Affiliate or Affiliates, including, whenever there was a termination of employment or service of Participant and simultaneous reemployment (or commencement of service or employment) or continuing employment or service of a Participant by the Company or any Affiliate; or (vi) if so determined by the Committee, any change in status between service as an Employee, Director or Consultant if such individual continues to perform bona fide services for the Company or an Affiliate.  A Participant employed by, or performing services for, an Affiliate or a division of the Company or of an Affiliate shall be deemed to incur a Termination if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or such a division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Affiliate.  The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that, in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

2.52.                     “Voting Securities” shall mean, with respect to any Person that is a corporation, all outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

ARTICLE III.
ADMINISTRATION

3.1.                            General.  The Committee shall have exclusive authority to operate, manage and administer the Plan including but not limited to authorizing and administering Subplans all in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee.  If and to the extent that the Committee may not operate in respect of any matter pursuant to Applicable Law, does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.  Accordingly, in any such case described in the immediately preceding sentence, any reference to the “Committee” shall also refer to the Board.

3.2.                            Committee.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.3.                            Authority of the Committee.  The Committee shall have full discretionary authority to grant or, when so restricted by applicable law, recommend the Board to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan.  Except as limited by law or by the Articles of Association of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a)                                 select Employees, Non-Employee Directors and Consultants who may receive Awards under the Plan and become Participants;

(b)                                 determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(c)                                  determine the sizes and types of Awards;

(d)                                 determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(e)                                  grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or an Affiliate;

(f)                                   grant Substitute Awards on such terms and conditions as the Committee may prescribe;

(g)                                  make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or an Affiliate, including whether such Termination occurs by reason of cause, disability, retirement or in connection with a Change of Control and whether a leave constitutes a Termination;

(h)                                 determine whether a Change of Control shall have occurred;

(i)                                     construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Subplan and Award Agreement;

(j)                                    establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(k)                                 establish and administer any performance goals in connection with any Awards, including performance criteria and applicable performance periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained;

(l)                                     construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan, Subplan and/or any Award Agreement or any other instrument relating to any Awards;

(m)                             establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;

(n)                                 make all valuation determinations relating to Awards and the payment or settlement thereof;

(o)                                 grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(p)                                 subject to the provisions of Article XV, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares subject to any outstanding Award;

(q)                                 at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;

(r)                                    offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made;

(s)                                   determine whether, and to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

(t)                                    establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(u)                                 exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

3.4.                            Award Agreements.  The Committee shall, subject to applicable laws and rules, determine the date an Award is granted.  Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. Unless required by Applicable Law, an Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award.  The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements.  Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.  In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

3.5.                            Discretionary Authority; Decisions Binding.  The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan.  All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its shareholders, any Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement.  The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or employee of the Company, any director, officer or employee of an Affiliate and such attorneys, consultants and accountants as the Committee may select in its sole and absolute discretion.  A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.6.                            Attorneys; Consultants.  The Committee may consult with counsel who may be counsel to the Company.  The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Employee, as the Committee deems necessary or appropriate.  The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

3.7.                            Delegation of Administration.  Except to the extent prohibited or restricted by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to correct defects, omissions or inconsistencies in the Plan.  Any such authority delegated or allocated by the Committee under this Section 3.7 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

ARTICLE IV.
SHARES SUBJECT TO THE PLAN

4.1.                            Number of Shares Available for Issuance.  The shares subject to Awards granted under the Plan shall be Shares.  Such Shares subject to the Plan may be authorized and unissued shares (which will not be subject to preemptive rights), Shares held in treasury by the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing.  Subject to adjustment as provided in Section 4.3, the total number of Shares that may be issued pursuant to Awards under the Plan shall be the sum of (i) 400,000 Shares; plus (ii) on January 1 of each calendar year during the term of the Plan a number of Shares equal to the lesser of: (x) 575,000, (y) 2% of the total number of Shares outstanding on December 31 of the immediately preceding calendar year, and (z) an amount determined by the Board; plus (iii) the number of Shares (if any) available for issuance under the NeuroDerm Ltd. 2007 Share Option Plan (the “Prior Plan”) as of the Effective Date (in an amount not to exceed 1,748,240). From and after the Effective Date, no further grants or awards shall be made under the Prior Plan; however, grants or awards made under the Prior Plan before the Effective Date shall continue in effect in accordance with their terms.

4.2.                            Rules for Calculating Shares Issued.

(a)                                 Shares underlying Awards (or awards under the Prior Plan (in an amount not to exceed 1,748,240) that are (x) forfeited (including any Shares subject to an Award (or any such other award) that are repurchased by the Company due to failure to meet any applicable condition), cancelled, terminated or expire unexercised, or (y) settled in cash in lieu of issuance of Shares shall be available for issuance pursuant to future Awards, to the extent that such Shares are forfeited, repurchased or not issued under any such Award.

(b)                                 Any Shares tendered to pay the Option Price of an Option or other purchase price of an Award (or the option price or other purchase price of any option or other award under the Prior Plan), or withholding tax obligations with respect to an Award (or any awards under the Prior Plan), shall be available for issuance pursuant to future Awards.

(c)                                  If any Shares subject to an Award (or any award under the Prior Plan) are not delivered to a Participant because (A) such Shares are withheld to pay the Option Price or other purchase price of such Award (or any award under the Prior Plan), or withholding tax obligations with respect to such Award (or other such award) or (B) a payment upon exercise of a Stock Appreciation Right (or stock appreciation right under the Prior Plan) is made in Shares, the number of Shares subject to the exercised or purchased portion of any such Award that are not delivered to the Participant shall be available for issuance pursuant to future Awards.

(d)                                 Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for issuance under the Plan.

4.3.                            Adjustment Provisions.  Notwithstanding any other provisions of the Plan to the contrary, in the event of (a) any dividend (excluding any ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including a Change of Control) that affects the Shares, or (b) any unusual or nonrecurring events (including a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then subject to Applicable Law, the Committee shall make any such adjustments in such manner as it may deem equitable, without obtaining Participants’ consent, including any or all of the following:

(i)                                     adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Option

Price or Grant Price with respect to any Award or (3) any applicable performance measures;

(ii)                                  providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions (including any Period of Restriction) on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)                               cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other shareholders of the Company in such event, as the Committee shall resolve), including, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Option Price or Grant Price of such Option or SAR, respectively (it is being understood that, in such event, any Option or SAR having a per share Option Price or Grant Price equal to, or in excess of, the Fair Market Value of a Share may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (or any successor pronouncement)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.  Any adjustments under this Section 4.3 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable.  Any actions or determinations of the Committee under this Section 4.3 need not be uniform as to all outstanding Awards, nor treat all Participants identically.  All determinations of the Committee as to adjustments, if any, under this Section 4.3 shall be conclusive and binding for all purposes.

4.4.                            No Limitation on Corporate Actions.  The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference shares ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

ARTICLE V.
ELIGIBILITY AND PARTICIPATION

5.1.                            Eligibility.  Employees, Non-Employee Directors and Consultants shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan.

5.2.                            Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees, Non-Employee Directors and Consultants and shall determine the nature and amount of each Award.

ARTICLE VI.
SHARE OPTIONS

6.1.                            Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.  The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.

6.2.                            Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan.

6.3.                            Option Price.  The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement provided that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.3, in the form of share options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

6.4.                            Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement.

6.5.                            Exercise of Options.  Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant.  The Committee, in its discretion, may allow a Participant to exercise an Option that has not otherwise become exercisable pursuant to the applicable Award Agreement, in which case the Shares then issued shall be Restricted Shares having a Period of Restriction analogous to the exercisability provisions of the Option.  In the event that any portion of an exercisable Option is scheduled to expire or terminate pursuant to the Plan or the applicable Award Agreement (other than due to Termination of Service for Cause) and both (x) the date on which such portion of the Option is scheduled to expire or terminate falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the Option Price per Share of such portion of the Option is less than the Fair Market Value of a Share, then on the date that such portion of the Option is scheduled to expire or terminate, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a “net exercise” (as described in Section 6.6(c)) and minimum withholding taxes due (if any) upon such automatic exercise shall be satisfied by withholding of Shares (as described in Section 16.2(a)). The period of time over which a Nonqualified Stock Option may be exercised shall be automatically extended if on the scheduled expiration date or termination date (other than due to Termination of Service for Cause) of such Option the Participant’s exercise of such Option would violate an applicable law (except under circumstances described in the preceding sentence); provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date or termination date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law.

6.6.                            Payment.  Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVI.  The Option Price upon exercise of any Option shall be payable to the Company in full by certified or bank check or such other instrument as the Committee may accept.  If approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by Applicable Law, payment of the Option Price, in full or in part, may also be made as follows:

(a)                                 Payment may be made in the form of unrestricted and unencumbered Shares (by actual delivery of such Shares or by attestation) already owned by the Participant exercising such Option, or by such Participant and his or her spouse jointly (based on the Fair Market Value of the Shares on the date the Option is exercised), provided that such already owned Shares must have been either previously acquired by the Participant on the open market or held by the Participant for at least six (6) months at the time of exercise (or meet any such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to pay the Option Price).

(b)                                 Payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or non-United States withholding taxes.

(c)                                  Payment may be made by a “net exercise” pursuant to which the Participant instructs the Company to withhold a number of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the product of:  (i) Option Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

(d)                                 Payment may be made by any other method approved or accepted by the Committee in its discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6.6 and satisfaction of tax obligations in accordance with Article XVI, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, or, upon the Participant’s request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 18.9.  Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

6.7.                            Rights as a Shareholder.  No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

6.8.                            Termination of Service.  Except as otherwise provided by Section 6.5 or in the applicable Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of Service of the Participant.  An Option shall cease to become exercisable upon a Termination of Service of the holder thereof.  Notwithstanding the foregoing provisions of this Section 6.8 to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination of Service, whether or not exercisable at the time of such Termination of Service; provided, however, that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as otherwise provided by Section 6.5.

ARTICLE VII.
SHARE APPRECIATION RIGHTS

7.1.                            Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee may grant an SAR (a) in connection and simultaneously with the grant of an Option (a Tandem SAR) or (b) independent of, and unrelated to, an Option (a Freestanding SAR).  The Committee shall have complete discretion in determining the number of Shares to which an SAR pertains (subject to Article IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR.

7.2.                            Grant Price.  The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement.  The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

7.3.                            Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable.  A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7.  An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company.  Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised.

7.4.                            Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement.  An Agreement may provide that the period of time over which a Freestanding SAR be exercised shall automatically be extended if on the scheduled expiration date of such SAR the Participant’s exercise of such SAR would violate an applicable law; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such law.

7.5.                            Award Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

7.6.                            Term of SARs.  The term of an SAR granted under the Plan shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the term of any Tandem SAR shall be the same as the related Option.

7.7.                            Payment of SAR Amount.  An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)                                 The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(b)                                 The number of Shares with respect to which the SAR is exercised.

Notwithstanding the foregoing provisions of this Section 7.7 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of an SAR.  At the discretion of the Committee, such payment upon exercise of an SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

7.8.                            Rights as a Shareholder.  A Participant receiving an SAR shall have the rights of a Shareholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

7.9.                            Termination of Service.  Except as otherwise provided by Section 6.5 (in the case of Tandem SARs) or in Section 7.4 (in the case of Freestanding SARs) or in the applicable Award Agreement, a SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such SAR and ending on the date of exercise of such SAR the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of Service of the Participant.  A SAR shall cease to become exercisable upon a Termination of Service of the holder thereof.  Notwithstanding the foregoing provisions of this Section 7.9 to the contrary, the Committee may determine in its discretion that a SAR may be exercised following any such Termination of Service, whether or not exercisable at the time of such Termination of Service; provided, however, that in no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in Section 6.5 (in the case of Tandem SARs) or in Section 7.4 (in the case of Freestanding SARs).

ARTICLE VIII.
RESTRICTED SHARES AND RESTRICTED SHARE UNITS

8.1.                            Awards of Restricted Shares and Restricted Share Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares and/or Restricted Share Units to Participants in such amounts as the Committee shall determine.  Awards of Restricted Shares may be made with or without the requirement of a cash payment from the Participant to whom such Award is made in exchange for, or as a condition precedent to, the completion of such Award and the issuance of Restricted Shares, and any such required cash payment shall be set forth in the applicable Award Agreement. Subject to the terms and conditions of this Article VIII and the Award Agreement, upon delivery of Restricted Shares to a Participant, or creation of a book entry evidencing a Participant’s ownership of Restricted Shares, pursuant to Section 8.6, the Participant shall have all of the rights of a shareholder with respect to such Shares, subject to the terms and restrictions set forth in this Article VIII or the applicable Award Agreement or as determined by the Committee.

8.2.                            Award Agreement.  Each Restricted Share and/or Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Restricted Shares or the number of Restricted Share Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

8.3.                            Nontransferability of Restricted Shares.  Except as provided in this Article VIII, Restricted Shares may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Share Award Agreement.

8.4.                            Period of Restriction and Other Restrictions.  The Period of Restriction applicable to an Award of Restricted Shares or Restricted Share Units shall lapse based on a Participant’s continuing service or employment with the Company or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement.

8.5.                            Delivery of Shares and Settlement of Restricted Share Units.  Upon the expiration of the Period of Restriction with respect to any Restricted Shares, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in such Award Agreement.  If applicable share certificates are held by the Secretary of the Company or an escrow holder, upon such expiration, the Company shall deliver to the Participant, his beneficiary or trustee (as applicable), without charge, the share certificate evidencing the Restricted Shares that have not then been forfeited and with respect to which the Period of Restriction has expired.  Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Period of Restriction with respect to any outstanding Restricted Share Units, the Company shall deliver to the Participant, or his beneficiary or trustee (as applicable), without charge, one Share for each such outstanding Restricted Share Unit; provided, however, that the Committee may, in its discretion, elect to (i) pay cash or part cash and part Shares in lieu of delivering only Shares in respect of such Restricted Share Units or (ii) defer the delivery of Shares beyond the expiration of the Period of Restriction.  If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of such Shares as of the date on which the Period of Restriction lapsed with respect to such Restricted Share Units, less applicable tax withholdings in accordance with Article XVI.

8.6.                            Forms of Restricted Share Awards.  Each Participant who receives an Award of Restricted Shares shall be issued a share certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant or its trustee (as the case may be), which certificate or certificates shall bear an appropriate legend, and, if the Committee determines that the Restricted Shares shall be held by the Company or in escrow rather than delivered to the Participant or its trustee pending expiration of the Period of Restriction, the Committee may require the Participant to additionally execute and deliver to the Company:  (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) an appropriate stock power (endorsed in blank) with respect to such Restricted Shares.  The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Share Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence.  The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Share Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed.  The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant or its trustee (as the case may be) who has received such Award.  Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner.  The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 8.6, shall not affect the rights of Participants as owners or beneficial owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such Shares under the Award Agreement or the Plan, including the Period of Restriction.

8.7.                            Rights as a Shareholder.

(a)                                 Restricted Shares.  Participants holding Restricted Shares shall have all rights of a shareholder as to such Shares immediately upon issuance of such Shares, subject to the terms and conditions of the Plan, the applicable Award Agreement and the Company’s Articles of Association; provided, however, that during the Period of Restriction, the Committee may apply any restrictions to any cash dividends otherwise payable with respect to such Shares while they are so held as the Committee deems appropriate. Except as set forth in the Award Agreement and subject to Applicable Law, in the event of (A) any adjustment as provided in Section 4.3, or (B) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Restricted Shares, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Shares shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Restricted Shares.

(b) Restricted Share Units.  A Participant receiving Restricted Share Units shall have the rights of a shareholder only as to Shares, if any, actually issued to such Participant upon expiration of the Period of Restriction and satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

8.8                               Termination of Service.  Except as otherwise provided in this Section 8.8, during the Period of Restriction, any Restricted Share Units and/or Restricted Shares held by a Participant or its trustee (as applicable) that are subject to such Period of Restriction shall be forfeited and revert to the Company (or, if Restricted Shares were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination or the failure to meet or satisfy any applicable performance goals, vesting terms or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement.  Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Share Units and/or Restricted Shares, then subject to the Period of Restriction, following such Participant’s Termination.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.

ARTICLE IX.
OTHER SHARE-BASED AWARDS

9.1.                            Other Share-Based Awards.  The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Share-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

9.2.                            Value of Other Share-Based Awards. Each Other Share-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Share-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

9.3.                            Payment of Other Share-Based Awards.  Payment, if any, with respect to an Other Share-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Shares or a combination of cash and Shares, as the Committee determines.

9.4.                            Rights as a Shareholder.  A Participant receiving an Other Share-Based Award shall have the rights of a shareholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

9.5.                            Termination of Service.  The Committee shall determine the extent to which the Participant shall have the right to receive Other Share-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Share-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE X.
DIVIDEND EQUIVALENTS

Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award.  The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 18.5.  Any Award of Dividend Equivalents may be

credited as of the dividend payment dates, during the period between the grant date of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee.  Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee.

ARTICLE XI.
CASH-BASED AWARDS

11.1.                     Grant of Cash-Based Awards.  Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan.  A Cash-Based Award entitles the Participant who receives such Award to receive a payment in cash upon the attainment of applicable performance goals for the applicable performance period, and/or satisfaction of other terms and conditions, in each case determined by the Committee, and which shall be set forth in the Award Agreement.  The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

11.2.                     Earning and Payment of Cash-Based Awards.  Cash-Based Awards shall become earned, in whole or in part, based upon the attainment of performance goals specified by the Committee and/or the occurrence of any event or events and/or satisfaction of such terms and conditions, including a Change of Control, as the Committee shall determine, either at or after the Grant Date.  The Committee shall determine the extent to which any applicable performance goals and/or other terms and conditions of a Cash-Based Award are attained or not attained following conclusion of the applicable performance period.  The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award.  Payment of earned Cash-Based Awards shall be as determined by the Committee and set forth in the Award Agreement.

11.3.                     Termination of Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Cash-Based Award following such Participant’s Termination.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE XII.
TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

12.1.                     Transferability of Awards.  Except as otherwise provided in Section 8.6 or Section 12.2 or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to any applicable Period of Restriction. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another Person, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.  In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable.  Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 12.1 shall be void and unenforceable against the Company.

12.2.                     Beneficiary Designation.  Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

ARTICLE XIII.
RIGHTS OF PARTICIPANTS

13.1.                     Rights or Claims.  No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The liability of the Company and any Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan.  The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award.  Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

(a)         Give any Employee or Non-Employee Director the right to be retained in the service of the Company and/or an Affiliate, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(b)         Restrict in any way the right of the Company and/or an Affiliate to terminate, change or modify any Employee’s employment or any Non-Employee Director’s service as a Director at any time with or without cause;

(c)          Confer on any Consultant any right of continued relationship with the Company and/or an Affiliate, or alter any relationship between them, including any right of the Company or an Affiliate to terminate, change or modify its relationship with a Consultant;

(d)         Constitute a contract of employment or service between the Company or any Affiliate and any Employee, Non-Employee Director or Consultant, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate;

(e)          Give any Employee, Non-Employee Director or Consultant the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company and/or an Affiliate, nor be construed as limiting in any way the right of the Company and/or an Affiliate to determine, in its sole discretion, whether or not it shall pay any Employee, Non-Employee Director or Consultant bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(f)           Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

13.2.                     Adoption of the Plan.  The adoption of the Plan shall not be deemed to give any Employee, Non-Employee Director or Consultant or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.

13.3.                     Vesting.  Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the time of grant shall only result from continued services as a Non-Employee Director or Consultant or continued employment, as the case may be, with the Company or any Affiliate, and/or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award, except, in each such case, as the Committee may, in its discretion, expressly determine otherwise.

13.4.                     No Effects on Benefits.  Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, arrangements or otherwise.  No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

13.5.                     One or More Types of Awards.  A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.

ARTICLE XIV.
CHANGE OF CONTROL

14.1.                     Treatment of Outstanding Awards.

(a)                                 In the event of a Change of Control, each outstanding Award shall be treated as the Committee determines, including, without limitation, (i) that each Award be honored or assumed, or equivalent rights substituted therefor, by the New Employer or (ii) that all unvested Awards will terminate upon the Change in Control.  References to the Committee in this Section 14 are to the Committee as constituted prior to the Change of Control.

(b)                                 Notwithstanding any other provisions of the Plan to the contrary, in the event that the New Employer does not honor, assume or substitute for the Award in such Change of Control (as described in Section 14.1(a)(i)) and the Committee does not terminate such Award (as described in Section 14(a)(ii)): (1)(A) the Award shall become fully exercisable (as applicable), vested and nonforfeitable; (B) any Period of Restriction applicable to the Award shall lapse; and (C) any target performance goals applicable to the Award shall be deemed to have been attained in full (unless actual performance exceeds the target, in which case actual performance shall be used) and any other terms and condition applicable to the award shall be deemed met; and (2) in the case of an Option or Share Appreciation Right, the Committee will notify the applicable Participant that the Option or Share Appreciation Right will be exercisable for a period of time determined by the Committee in its discretion, and the Option or Share Appreciation Right will terminate upon the expiration of such period.

(c)                                  For the purposes of this Section 14, an Award shall be considered honored, assumed or substituted for if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether shares, cash, or other securities or property) received in the Change of Control transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in such transaction is not solely ordinary shares, common stock or an equivalent class of common/ordinary shares of the New Employer, the Committee may, with the consent of the New Employer, if applicable, provide for the consideration to be received upon the exercise or payment of an Award, for each Share subject to such Award, to be solely ordinary shares, common stock or an equivalent class of common/ordinary shares of the New Employer equal in fair market value, as determined by the

Committee, to the per share consideration received by holders of Shares in such transaction.  Notwithstanding anything in this Section 14 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered honor, assumed or substituted for if the Company or its successor or the New Employer modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect any successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid honoring, assumption or substitution.

14.2.                     No Implied Rights; Other Limitations.  No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.3 or this Section 14 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award.  Any actions or determinations of the Committee under this Section 14 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

ARTICLE XV.
AMENDMENT, MODIFICATION, AND TERMINATION

15.1.                     Amendment and Termination of the Plan.  The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise, but no such amendment, alteration, suspension or termination of the Plan shall be made which would materially impair the previously accrued rights of any Participant with respect to a previously granted Award without such Participant’s consent, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules.  In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted).

15.2.                     Amendment of Awards.  Subject to the immediately following sentence, the Committee may unilaterally amend or alter the terms of any Award theretofore granted, including any Award Agreement, retroactively or otherwise, but no such amendment shall be inconsistent with the terms and conditions of the Plan or materially impair the previously accrued rights of the Participant to whom such Award was granted with respect to such Award without his or her consent, except such an amendment made to cause the Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules.

ARTICLE XVI.
TAX WITHHOLDING AND OTHER TAX MATTERS

16.1.                     Tax Withholding.  The Company and/or any Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount.  The obligations of the Company under the Plan shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and the Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, whether or not under the Plan.

16.2.                     Withholding or Tendering Shares.  Without limiting the generality of Section 16.1, subject to compliance with Applicable Law, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by:  (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required withholding obligations using the minimum statutory withholding rates for tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Shares or otherwise.

16.3.                     Restrictions.  The satisfaction of tax obligations pursuant to this Article XVI shall be subject to such restrictions as the Committee may impose, including any restrictions required by Applicable Law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such Applicable Laws.

16.4.                     No Guarantee of Favorable Tax Treatment.  The Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under any provision of any applicable law.  The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

ARTICLE XVII.
LIMITS OF LIABILITY; INDEMNIFICATION

17.1.                     Limits of Liability.

(a)                                 Any liability of the Company or an Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)                                 None of the Company, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c)                                  Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company.  Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d)                                 The Company shall not be liable to a Participant or any other person as to:  (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

17.2.                     Indemnification.  Subject to the requirements of applicable law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article III, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

ARTICLE XVIII.
MISCELLANEOUS

18.1.                     Drafting Context.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.  The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

18.2.                     Forfeiture / Clawback.  The Committee may, in its discretion, specify in an Award Agreement or a policy that will be deemed incorporated into an Award Agreement by reference (regardless of whether such policy is established before or after the date of such Award Agreement), that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, rescission or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, restrictions or performance conditions of an Award. Such events may include, but shall not be limited to, Termination with or without cause, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

18.3.                     Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.4.                     Exercise and Payment of Awards.  An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article XVI, in accordance with the Plan and such Participant’s Award Agreement.

18.5.                     Deferrals.  Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or Shares subject to an Award on such terms and conditions as the Committee shall determine, including those of any deferred compensation plan of the Company or any Affiliate specified by the Committee for such purpose.

18.6.                     Loans.  The Company may, in the discretion of the Committee, extend one or more loans to Participants in connection with the exercise or receipt of an Award granted to any such Participant; provided, however, that the Company shall not extend loans to any Participant if prohibited by Applicable Law or the rules of any stock exchange or quotation system on which the Company’s securities are listed.  The terms and conditions of any such loan shall be established by the Committee.

18.7.                     No Effect on Other Plans.  Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

18.8.                     Section 16 of Exchange Act.  The provisions and operation of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act.  Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.

18.9.                     Requirements of Law; Limitations on Awards.

(a)                                 The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)                                 If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c)                                  If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

(d)                                 Upon termination of any period of suspension under this Section 18.9, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e)                                  The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe.  The

Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate.  Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f)                                   An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements under the Company’s Articles of Association and/or as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

18.10.              Participants Deemed to Accept Plan.  By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

18.11.              Governing Law. The Plan, all determinations made and actions taken pursuant hereto and, except as provided below or in an applicable subplan, each Award Agreement to a Participant shall be governed by the laws of the State of Israel, excluding matters that are subject to tax laws, regulations and rules, or conflicts or choice of law rule or principles, of any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction.  Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the competent courts located in Tel-Aviv-Jaffa, Israel to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

18.12.              Plan Unfunded.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award.  Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

18.13.              Administration Costs.  The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.

18.14.              Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

18.15.              No Fractional Shares.  An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty (50) shares or the full number of Shares then subject to the Option or other Award.  No fractional Shares shall be issued upon the exercise or payment of an Option or other Award and any such fractions shall be rounded to the nearest whole number.

18.16.              Data Protection.  By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company or any Affiliate, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan.  The Company may share such information with any Affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Affiliate or any division respectively thereof.

18.17.              Right of Offset.  The Company and any Affiliate shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or any Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or any Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

18.18.              Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or practices of countries in which the Company and/or any Affiliate operates or has Employees, Non-Employee Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a)                           Determine which Affiliates shall be covered by the Plan;

(b)                           Determine which Employees, Non-Employee Directors and/or Consultants are eligible to participate in the Plan;

(c)                            Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate, or otherwise to comply with applicable laws or conform to applicable requirements or practices of the applicable jurisdictions;

(d)                           Establish Subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.  Any subplans and modifications to Plan terms and procedures established under this Section 18.18 by the Committee shall be attached to the Plan as appendices; and

(e)                            Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Law.

18.19.              Rules Particular to Specific Countries. Notwithstanding anything herein to the contrary, to the extent determined by the Committee, the terms and conditions of the Plan shall be adjusted with respect to a particular country or other jurisdiction by means of a Subplan to the Plan in the form of an appendix, and to the extent that the terms and conditions set forth in the Subplan conflict with any provisions of the Plan, the provisions of the Subplan shall govern. Terms and conditions set forth in the Subplan shall apply only to Awards granted to Participants under the jurisdiction of the specific country that is subject of the Subplan and shall not apply to any other Awards.

*                                                                 *                                                                 *

APPENDIX A

TO THE

NEURODERM LTD.

2014 INCENTIVE COMPENSATION PLAN

ISRAEL

1.                                      GENERAL

1.1.                            This appendix (the: “Appendix”) shall apply only to persons who are, or are deemed to be, residents of the State of Israel for Israeli tax purposes (“Israeli Participants”). The provisions specified hereunder shall form an integral part of the NeuroDerm Ltd. 2014 Incentive Compensation Plan (hereinafter: the “Plan”, the “Company”), which applies to the issuance of Awards to employees, directors, consultants and service provides of the Company or its Affiliates.

1.2.                            This Appendix is effective as of the Effective Date of the Plan, provided, that the effectiveness of Approved 102 Awards (as defined below) that may become effective only at the expiration of thirty (30) days after the filing of this Plan or any amendment thereof (as the case may be) with the ITA (as defined below) in accordance with the Ordinance (as defined below) shall be conditional upon the expiration of such 30-day period (and such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award Agreement evidencing such grants).

1.3.                           This Appendix is to be read as a continuation of the Plan and only modifies Awards granted to Israeli Participants so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Participants.

1.4.                           The Plan and this Appendix are complimentary to each other and shall be deemed as one. Subject to Section 1.3 above, in any case of contradiction, whether explicit or implied, between any definitions and/or provisions of this Appendix and the Plan, the provisions set out in this Appendix shall prevail.

1.5.                           Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.                                     DEFINITIONS

2.1.                           “102 Award” means any Award granted to Employees pursuant to Section 102 of the Ordinance and any other rulings, procedures and clarifications promulgated thereunder or issued by the ITA.

2.2.                           “3(9) Award” means an Award granted pursuant to Section 3(9) of the Ordinance to any person who is a Non- Employee.

2.3.                            “Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.4.                            “Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Employee.

2.5.                            “Capital Gain Award (CGA)” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.6.                            “Controlling Shareholder” shall have the meaning ascribed to it in Section 102 of the Ordinance.

2.7.                            “Employee” means an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Appendix means (i) individual employed by an Israeli company being an Affiliate, and (ii) individual who is serving and is engaged personally (and not through an entity) as an “office holder” by an Affiliate, excluding any Controlling Shareholder).

2.8.                            “ITA” means the Israel Tax Authority.

2.9.                            “Ordinary Income Award (OIA)” means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.10                       “Non-Employee” means an Israeli Participant who is not an Employee.

2.11.                    “Ordinance” means the Israeli Income Tax Ordinance (New Version) 1961, including any regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time.

2.12.                     “Section 102” means section 102 of the Ordinance, the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003, and any other rules, regulations, orders or procedures promulgated thereunder, as may be amended or replaced from time to time.

2.13.                    “Trustee” means any person appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.14.                     “Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.                                      ISSUANCE OF AWARDS

3.1.                           Notwithstanding Article V of the Plan and in addition thereto, any Israeli Participants eligible for participation in the Plan and this Appendix as Israeli Participants shall include any Employee and/or Non-Employee of the Company or of any of the Company’s Affiliates; provided, however, that (i) Employees may only be granted 102 Awards; and (ii) Non-Employees may only be granted 3(9) Awards.

3.2.                           The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards.

3.3.                           The grant of Approved 102 Awards shall be made under this Appendix, and shall be conditioned upon the approval of this Appendix by the ITA.

3.4.                           Approved 102 Awards may either be classified as Capital Gain Awards (“CGAs”) or Ordinary Income Awards (“OIAs”).

3.5.                           No Approved 102 Awards may be granted under this Appendix to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Award under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Israeli Participants who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.

3.6.                           All Approved 102 Awards must be held in trust by a Trustee, as described in Section 4 below.

3.7.                           For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.

4.                                      TRUSTEE

4.1.                           The terms and conditions applicable to the trust relating to Section 102 shall be set forth in an agreement signed by the Company and the Trustee (the “Trust Agreement”).

4.2.                           Approved 102 Awards which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise or vesting of such Approved 102 Awards and/or other rights granted thereunder and/or shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Employee for no less than such period of time as required by Section 102 (the “Holding Period”). In case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards shall be regarded as Unapproved 102 Awards or 3(9) Awards, as the case may be, all in accordance with the provisions of the Ordinance.

4.3.                           Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise or vesting of Approved 102 Awards prior to the full payment of the Employee’s tax liabilities, if any, arising from Approved 102 Awards which were granted to him/her and/or any Shares allocated or issued upon exercise or vesting of such Awards.

4.4.                           With respect to any Approved 102 Award, subject to the provisions of Section 102, an Israeli Participant shall not sell or release from trust any Share received upon the exercise or vesting of an Approved 102 Award and/or any rights granted thereunder and/or share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne solely by such Israeli Participant. Subject to the foregoing, the Trustee may, pursuant to a written or electronic request from the Participant, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has confirmed with the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, the Award Agreement and any Applicable Law.

4.5.                           Upon receipt of any Approved 102 Award, if requested to do so by the Company. Affiliate or the Trustee, the Employee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Award or Share granted to him thereunder.

4.6.                           Without derogating from the provisions of Article XVI of the Plan, the provisions of Section 16.1 of the Plan shall apply also to the Trustee. Accordingly, Trustee shall also have withholding rights as further described in Section 16.1 of the Plan.

4.7.                           In the case of 102 Awards, the Trustee shall have no rights as a shareholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder for such Shares for the Participant’s benefit, and the Israeli Participant shall have no rights as a shareholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Israeli Participant and the transfer of record ownership of such Shares to the Israeli Participant.

5.                                      EXERCISE OF AWARDS THAT ARE OPTIONS TO PURCHASE SHARES

Awards that represent options to purchase Shares shall be exercised by the Israeli Participant by giving a written or electronic notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the Award is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Award is being exercised.  Notwithstanding the provisions of Section 6.5 and 6.6 of the Plan, “net exercise” will only be available to Israeli Participants if a ruling is obtained from the ITA permitting such “net exercise.”

6.                                      ASSIGNABILITY AND SALE OF AWARDS

As long as Approved 102 Awards or Shares purchased or issued hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the Awards and/or Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution, provided that the transferee thereof shall be subject to the provisions of Section 102 as would have been applicable to the deceased Participant were he or she to have survived.

7.                                      INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

7.1.                            With regards to Approved 102 Awards, the provisions of the Plan and/or this Appendix and/or the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit and/or any pre-rulings obtained by the ITA, and the said provisions, permit and/or pre-rulings shall be deemed an integral part of the Plan and of this Appendix and of the Award Agreement.

7.2.                           Any provision of Section 102 and/or the said permit and/or pre-rulings which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or this Appendix or the Award Agreement, shall be considered binding upon the Company and the Israeli Participants.

8.                                      VOTING RIGHTS

Subject to Sections 6.7, 7.8, 8.7 and 9.4 of the Plan, so long as any Shares issued to the Trustee on behalf of an Israeli Participant, under this Appendix, to the extent Trustee decides in its sole discretion to vote such Shares, then unless the Trustee is directed otherwise by the Board, such Shares shall be voted in the same proportion as the result of the shareholder vote at the shareholders meeting or written consent in respect of which the Shares held by the Trustee are being voted. However, the Trustee shall not be obligated to exercise such voting rights nor notify the Israeli Participant of any meeting of the Company’s shareholders.

9.                                      TAX CONSEQUENCES

9.1.                            Notwithstanding anything to the contrary in Article XVI of the Plan and solely for the purpose of Awards granted under this Appendix, any tax consequences arising from the grant, exercise or vesting of any Award, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under Applicable Law, including withholding taxes at source. Furthermore, the Israeli Participant hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty or indexation thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Participant.

9.2.                            The Company and/or, when applicable, the Trustee shall not be required to issue any Shares or release any share certificate to an Israeli Participant until all required payments have been fully made.

9.3.                            With respect to Unapproved 102 Award, if the Israeli Participant ceases to be employed by the Company or any Affiliate, the Israeli Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

9.4.                           Each Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company.

10.                               ISRAELI PARTICIPANT’S UNDERTAKINGS

By receiving Awards under the Plan and this Appendix, the Israeli Participant (1) agrees and acknowledges that he or she have received and read the Plan, this Appendix and the Award Agreement; (2) undertakes to comply with all the provisions set forth in: Section 102 (including provisions regarding the applicable Tax Track that the Company has selected) or Section 3(9), as applicable, the Plan,  this Appendix, the Award Agreement and the Trust Agreement; and (3) if the Awards are granted under Section 102, the Israeli Participant undertakes, subject to the provisions of Section 102, not to sell or release the Shares from trust before the end of the Holding Period. The Israeli Participant agrees to execute any and all documents that the Company and/or its Affiliates and/or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance, ruling or guidelines and rules issued by the ITA.

11.                               TERM OF PLAN AND APPENDIX

Notwithstanding anything to the contrary in Article XV of the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Appendix or for any amendment to this Appendix as are necessary to comply with (i) any Applicable Law, including without limitation U.S. securities laws and the securities laws of any other jurisdiction applicable to Awards granted to Israeli Participant under this Appendix, (ii) any national securities exchange on which the Shares are traded, and (iii) any applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission.

12.                               GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts in Tel Aviv shall have sole jurisdiction in any matters pertaining to this Appendix.

*     *     *

APPENDIX B

TO THE

NEURODERM LTD.

2014 INCENTIVE COMPENSATION PLAN

UNITED STATES

1.                                      SPECIAL PROVISIONS FOR U.S. TAXPAYERS

1.1.                            This Appendix (this “Appendix”) to the NeuroDerm Ltd. 2014 Incentive Compensation Plan (the “Plan”) was adopted by the Board pursuant to Section 18.18 of the Plan.  This Appendix shall become effective on the Effective Date.

1.2.                            The provisions of this Appendix apply only to Participants who are subject to U.S. federal income tax (any such Participant, a “U.S. Taxpayer”).

1.3.                            This Appendix is to be read as a continuation of the Plan and only applies with respect to Options and other Awards granted under the Plan to U.S. Taxpayers. The purpose of this Appendix is to establish certain rules and limitations applicable to Options and other Awards that may be granted or issued under the Plan to U.S. Taxpayers from time to time, in compliance with applicable tax, securities and other applicable laws currently in force. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Israeli Participants (as defined in Appendix B to the Plan).

1.4.                            The Plan and this Appendix are complimentary to each other and shall be deemed as one. Subject to Section 1.3 of this Appendix, in any case of contradiction, whether explicit or implied, between any definitions and/or provisions of this Appendix and the Plan, the provisions set out in this Appendix shall prevail.

1.5                               Section references in this Appendix shall refer to Sections of the Plan, unless expressly indicated otherwise.

2.                                      DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix, provided, however, that to the extent that such definitions are provided for in the Plan and this Appendix, the definitions in this Appendix shall apply to Awards granted to U.S. Taxpayers:

2.1.                            “Code” means the United States Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.2.                            “Disability” means for purposes of any ISO, a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

2.3.                            “Fair Market Value” has the meaning assigned to such term in the Plan; provided that the Committee shall determine Fair Market Value in a manner that satisfies the applicable requirements of Code Sections 409A and 422.

2.4.                            “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI of the Plan and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

2.5.                            “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI of the Plan and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

2.6.                            “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

3.                                      INCENTIVE STOCK OPTIONS

3.1.                            Any Substitute Awards granted under the Plan shall be subject to compliance with the ISO rules under Code Section 422 and the nonqualified deferred compensation rules under Code Section 409A, where applicable.

3.2.                            The provisions of Section 4.2 of the Plan shall, in the case of ISOs, be subject to any limitations applicable thereto under the Code.

3.3.                            The total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of Shares determined in accordance with Section 4.1 of the Plan, as adjusted pursuant to Section 4.2 of the Plan, but without application of Section 4.2(d).

3.4.                            The Committee shall determine any adjustment, substitution or change pursuant to Section 4.3 of the Plan after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options and the provisions of Section 409A of the Code.

3.5.                            Each Award Agreement relating to an Option shall specify whether such Option is intended to be a ISO or an NQSO. To the extent that any Option granted to a U.S. Taxpayer does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

3.6.                            No ISO shall be exercisable later than the tenth (10th) anniversary of its date of grant.

3.7                               The last sentence of Section 6.5 shall not apply to ISOs.

3.8.                            The right to make a payment of the Option Price of an Incentive Stock Option in the form of already owned Shares, under Section 6.6(a) of the Plan, may be authorized only as of the grant date of such Incentive Stock Option.

3.9.                            No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option.  Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code.  Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

3.10.                     Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted.  The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

3.11.                     No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code.  This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

3.12.                     Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO:  (i) the Tandem SAR will expire no later than the expiration of the related ISO; (ii) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

3.13.                     No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 12.2 of the Plan. Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

3.14.                     The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within:  (i) two (2) years from the date of granting such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine.  The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

4.                                      GRANT DATE FAIR MARKET OPTION PRICE AND GRANT PRICE

No Option or SAR shall be granted pursuant to this Appendix unless the Option Price of such Option or the Grant Price of such SAR, as the case may be, shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option or SAR.

5.                                      DEFERRED COMPENSATION

5.1.                            It is the intention of the Company that no Award shall be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise as provided in Section 5.2 of this Appendix, and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly

5.2.                           The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of Shares or cash pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

5.3.                            The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A.

5.4.                            No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

5.5.                            The Company shall have complete discretion to interpret and construe the Plan and any Award Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Code Section 409A.  If for any reason, such as imprecision in drafting, any provision of the Plan and/or any Award Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Code Section 409A and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company.  If, notwithstanding the foregoing provisions of this Section 5.5, any provision of the Plan or any Award Agreement would cause a Participant to incur any additional tax or interest under Code Section 409A, the Company shall reform such provision in a manner intended to avoid the incurrence by such Participant of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Code Section 409A.

5.6.                            Notwithstanding the provisions of Section 4.3 to the contrary, (1) any adjustments made pursuant to Section 4.3 to Awards that are considered “deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (2) any adjustments made pursuant to Section 4.3 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (3) in any event, neither the Committee nor the Board shall have any authority to make any adjustments, substitutions or changes pursuant to Section 4.3 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date thereof to be subject to Section 409A of the Code.

5.7.                            If any Award is subject to Section 409A of the Code, the provisions of Article XIV shall be applicable to such Award only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 5.2 of this Appendix.

6.                                      SECTION 83(B) ELECTION

If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company prior to filing such election with the United States Internal Revenue Service.  Neither the Company nor any Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

7.                                      ADJUSTMENTS

The Committee shall determine any adjustment pursuant to Section 4.3:  (i) after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options and (ii) subject to Section 5.6 of this Appendix.

8.                                      GOVERNING LAW AND JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, except with respect to matters that are subject to tax laws, regulations and rules in any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction.  Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware, to resolve any and all issues that may arise out of or relate to this Appendix or any related Award Agreement.

*     *     *